Exhibit 3.49

CERTIFICATE OF INCORPORATION

OF

EFFNER BIOMET CORP.

******

1. The name of the corporation is Effner Biomet Corp.

2. The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

3. The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

4. The total number of shares of stock which the corporation shall have authority to issue is one thousand (1,000); all of such shares shall be without par value.

5. The name and mailing address of each incorporator is as follows:

NAME	MAILING ADDRESS

Linda Villanueva	208 S. LaSalle Street Chicago, Illinois 60604

Janice L. Rockey	208 S. LaSalle Street Chicago, Illinois 60604

Ellen T. Coffey	208 S. LaSalle Street Chicago, Illinois 60604

6. The corporation is to have perpetual existence.

7. In furtherance and not in limitation of the powers conferred by statute, the board of directors is expressly authorized to make, alter or repeal the by-laws of the corporation.

8. Elections of directors need not be by written ballot unless the by-laws of the corporation shall so provide.

Meetings of stockholders may be held within or without the State of Delaware, as the by-laws may provide. The books of the corporation may be kept (subject to any provision contained in the statutes) outside the State of Delware at such place or places as may be designated from time to time by the board of directors or in the by-laws of the corporation.

9. The corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in any manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

10. A director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director except for liability(i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived any improper personal benefit.

WE, THE UNDERSIGNED, being each of the incorporators hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delware, do make this certificate, hereby declaring and certifying that this is our act and deed and the facts herein stated are true, and accordingly have hereonto set our hands this 29th day of July, 1994.

/s/ Linda Villanueva
Linda Villanueva, Incorporator

/s/ Janice L. Rockey
Janice L. Rockey, Incorporator

/s/ Ellen T. Coffey
Ellen T. Coffey, Incorporator

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

Effner Biomet Corp., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

DOES HEREBY CERTIFY:

FIRST: That the Board of Directors of said corporation, by the unanimous written consent of its members, filed with the minutes of the Board, adopted a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of said corporation:

RESOLVED, that the Certificate of Incorporation of Effner Biomet Corp. be amended by changing the First Article thereof so that, as amended, said Article shall be and read as follows:

“1. The name of the corporation is

Kirschner Acquisition Corp.”

SECOND: That in lieu of a meeting and vote of stockholders, the stockholders have given unanimous written consent to said amendment in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Sections 242 and 238 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, said Effner Biomet Corp. has caused this certificate to be signed by Dane A. Miller, Ph.D., its President and attested by Daniel P. Hann, its Secretary this 10th day of August, 1994.

EFFNER BIOMET CORP.

By	/s/ Dane A. Miller
Dane A. Miller, Ph.D.,
President

ATTEST:

By	/s/ Daniel P. Hann
Daniel P. Hann, Secretary

CERTIFICATE OF MERGER

MERGING

KIRSCHNER MEDICAL CORPORATION

(a Delaware corporation)

with and into

KIRSCHNER ACQUISITION CORP.

(a Delaware corporation)

Pursuant to Section 251 of the

Delaware General Corporation Law

The undersigned corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

DOES HEREBY CERTIFY:

FIRST: That the name and state of incorporation of each of the constituent corporations in the merger is as follows:

Name	State of Incorporation

Kirschner Acquisition Corp.	Delaware

Kirschner Medical Corporation	Delaware

SECOND: That an Agreement and Plan of Merger and a First Amendment to Agreement and Plan of Merger (collectively, the “Merger Agreement”) between the parties to the merger have been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with the requirements of subsection (c) of Section 251 of the General Corporation Law of the State of Delaware.

THIRD: That Kirschner Acquisition Corp. shall be the surviving corporation.

FOURTH: That the Certificate of Incorporation of Kirschner Acquisition Corp. shall be amended to change the name of Kirschner Acquisition Corp. to “Kirschner Medical Corporation.” There are no other changes in the Certificate of Incorporation of Kirschner Acquisition Corp.

FIFTH: That the executed Merger Agreement is on file at the principal place of business of the surviving corporation. The address of the principal place of business of the surviving corporation is Airport Industrial Park, Warsaw, Indiana 46581.

SIXTH: That a copy of the Merger Agreement will be furnished by the surviving corporation, on request and without cost, to any stockholder of any constituent corporation.

SEVENTH: That the merger shall not become effective until 12:01 a.m. on November 5, 1994.

IN WITNESS WHEREOF, Kirschner Acquisition Corp. has caused this Certificate of Merger to be executed by its duly authorized officer this 4th day of November, 1994.

KIRSCHNER ACQUISITION CORP.

/s/ Dane A. Miller
Dane A. Miller, President

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